Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (File No. 333- 235777) on Form S-8 of our report dated March 26, 2020, relating to the financial statements of BiomX Inc. as of December 31, 2019 and 2018 and for each of the two years in the period ended December 31, 2019, appearing in this Annual Report on Form 10-K of BiomX Inc. for the year ended December 31, 2019.

/s/ Brightman Almagor Zohar & Co.

Certified Public Accountants

A Firm in the Deloitte Global Network

Tel Aviv, Israel

March 26, 2020